NationsBank Corporation
Legal Department
NationsBank Corporate Center
NC1-007-20-01
Charlotte, NC 28255

NATIONSBANK                                                   EXHIBIT 5.1


January 31, 1997

Board of Directors
NationsBank Corporation
NationsBank Corporate Center
Charlotte, North Carolina 28255


Ladies and Gentlemen:

In connection with the proposed registration under the Securities Act of 1933, as amended, of 4,000,000 shares (the "Shares") of the common stock of NationsBank Corporation to be issued pursuant to the terms of the NationsBank Corporation 1996 Associates Stock Option Award Plan (the "Plan"), I have examined such corporate records and other documents, and have reviewed such matters of law as I have deemed necessary or appropriate for this opinion. Based on such examination and review, it is my opinion that the Shares have been duly and validly authorized and, when issued and paid for in accordance with and upon the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

I consent to being named in the Registration Statement on Form S-8 covering the Shares as the attorney who passed upon the legality of the Shares, and to the filing of a copy of this opinion as an exhibit to such Registration Statement on Form S-8.

Very truly yours,

/s/Charles M. Berger
Charles M. Berger
Associate General Counsel